UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

As discussed in more detail below, on January 10, 2017, the Board of Directors (the “Board”) of Hartman Short Term Income Properties XX, Inc. (the “Company”) determined an estimated net asset value (“NAV”) per share of the Company’s common stock of $13.15 as of September 30, 2016.  On January 11, 2017, the Company distributed a press release announcing the determination of the estimated NAV per share.  The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01   Other Events.

The Determination by the Company’s Board of Directors of the Company’s Estimated Net Asset Value Per Share

On January 10, 2017, the Board determined an estimated net asset value per share of the Company’s common stock of $13.15 as of September 30, 2016. The Company is providing the estimated net asset value per share of its common stock to assist the broker dealers that participated in the Company’s initial and follow-on public offerings in meeting their ongoing customer account statement reporting obligations under the current rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

The Valuation Committee (the “Valuation Committee”) of the Board oversaw this process of determining the estimated value per share.  In determining the estimated net asset value per share, the Valuation Committee relied upon information provided in a report provided by WKW Financial Advisors (“WKW”), an independent consulting firm providing authoritative studies, financial analysis, valuation and strategic advisory services, engaged with the approval of the Valuation Committee, and the Board’s experience with, and knowledge of, the Company and its real property and other assets as of September 30, 2016.

As outlined in WKWs report, dated December 12, 2016 (the “Valuation Report”), the scope of WKWs engagement and analysis included, but was not limited to:

•

Discussions with the Company’s management to gather pertinent facts and data;

•

Examination of current market conditions including supply and demand factors, growth patterns, and their effect of each of the Company’s properties;

•

Application of the income capitalization approach, by discounted cash flow or direct capitalization as appropriate, for each of the Company’s properties;

•

Application of the sales comparison approach, as applicable or required to validate credible results, for any of the Company’s properties which may or may not include an analysis of the ad valorem tax values;

•

Determination of an estimated value for each of the Company’s properties;

•

Review of other assets and liabilities of the Company and estimation of their fair values as of the valuation date, including assets and liabilities which are contingent in nature as of the valuation date and which may not be quantified in the Company’s financial statements or notes to financial statements as of the valuation date.

The following is a summary of the valuation methods used for the Company’s assets and liabilities:

Real Estate Investments.  As of September 30, 2016, the Company owned 16 commercial properties.  The Board determined the fair value of the Company’s real estate investments to be $295,000,000 as of that date. This determination was based on an income capitalization approach.  Real estate investment valuations were performed in accordance with Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association, of the “IPA,” in April 2013.

Other Assets and Liabilities. The Valuation Report included an estimated valuation of the Company’s other assets and liabilities, consisting primarily of cash and cash equivalents, restricted cash, accounts receivable, and other prepaid expenses and other assets.  These other assets and liabilities were considered by the Board to be equal to their fair values as of September 30, 2016 due to their short maturities.

Notes Payable.  The Valuation Report included an estimated valuation of the Company’s notes payable as equal to fair value as of September 30, 2016.  The Board determined that the fair value of notes payable as of September 30, 2016 was $73,521,778.

Estimated Value Per Share.  The estimated value per share was based upon 18,180,251 shares of the Company’s common stock outstanding as of September 30, 2016.  Although the estimated value per share has been developed as a measure of value as of a specific time, September 30, 2016, the estimated value per share does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange or the limited nature in which a shareholder may redeem shares under the Company’s share redemption program (if at all), a discount for the non-assumability or prepayment obligations associated with certain of the Company’s debt, or a discount for the Company’s corporate level overhead.

The following table presents how the estimated net asset value per share was determined as of September 30, 2016:

Investment in real estate assets	$295,000,000
Cash, cash equivalents and restricted cash	2,999,939
Other assets and liabilities (excluding goodwill), net	28,136,651
326,136,590
Notes payable	73,521,778
Net asset value of minority interest in Westway One LLC	6,468,000
Value of convertible preferred shares	7,111,548
87,013,326
Estimated net asset value attributable to common share stockholders	239,035,264

Common stock outstanding	18,180,251
Estimated net asset value per common share	$13.15

Estimated net asset value per common share allocated on a per share basis:

Investment in real estate assets	$16.23
Cash, cash equivalents and restricted cash	0.16
Other assets and liabilities, net	1.54
Notes payable	(4.04)
Net asset value of minority interest in Westway One LLC	(0.35)
Value of convertible preferred shares	(0.39)
Estimated net asset value per common share	$13.15

Material Assumptions in Property Valuations.  WKW made certain key assumptions in the income capitalization approach that it used to value the Company’s real estate properties, which are set forth below:

Direct capitalization – capitalization rate	6.64%
Yield capitalization – discount rate	11.91%
Yield capitalization – terminal capitalization rate	6.89%

While the Company believes that WKW’s assumptions are reasonable, a change in these assumptions would significantly impact the appraised value of the Company’s real estate investments and thus, the Company’s estimated value per share. The table below illustrates the impact on the estimated value per share if the capitalization rates and discount rate listed above were increased or decreased by 2.5%, assuming all other factors remain unchanged:

	Increase (Decrease) in the Estimated Value per Share due to
	Decrease of 2.5%	Increase of 2.5%
Direct capitalization – capitalization rate	$13.27	$12.76
Yield capitalization – discount rate	$13.25	$12.99
Yield capitalization – terminal capitalization rate	$13.53	$12.74

Limitations of Valuation Method. FINRA rules provide limited guidance on the methods an issuer must use to determine its estimated value per share. As with any valuation method, and as noted above, the methods used to determine the Company’s estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. The estimated value per share determined by the Board is not a representation, warranty or guarantee that, among other things:

•

a stockholder would be able to realize the estimated value per share if such stockholder attempts to sell his or her shares;

•

a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•

shares of the Company’s common stock would trade at the estimated value per share on a national securities exchange;

•

a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all of the shares of the Company’s common stock; or

•

the methods used to determine the estimated value per share would be acceptable to FINRA, under the Employee Retirement Income Security Act, the Securities and Exchange Commission or any state securities regulatory entity with respect to their respective requirements.

Further, the estimated value per share was calculated as of a particular moment in time and the value of the Company’s shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets (including acquisitions and dispositions of real estate investments since September 30, 2016), developments related to individual assets and changes in the real estate and capital markets.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release - NAV

__________________________________________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

Date: January 11, 2017	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release – NAV